Exhibit 3.1

BY-LAWS OF
ELECTRO RENT CORPORATION
(a California corporation)
(As Amended Through of April 10, 2014)

ARTICLE I
Offices
Section 1.    Principal Executive Office. The principal executive office of the corporation is hereby fixed and located at: 6060 Sepulveda Boulevard, Van Nuys, California 91411-2501. The board of directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on the by-laws by the secretary, opposite this section, or this section may be amended to state the new location.
Section 2.    Other Offices. Other business offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

ARTICLE II
Meetings of Shareholders
Section 1.    Place of Meetings. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.
Section 2.    Annual Meetings. Annual meetings shall be held at such date and time as the directors may from time to time fix; provided, however, that each annual meeting shall be held within fifteen months of the date of the preceding annual meeting. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.
Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first class mail (third class mail if the corporation has 500 shareholders of record on the record date) or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable

1

to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.
All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.
An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.
Such notices shall specify
(a)    the place, the date, and the hour of such meeting;
(b)    those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;
(c)    if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;
(d)    the general nature of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and
(e)    such other matters, if any, as may be expressly required by statute.
Section 3.    Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the articles of incorporation of this corporation may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not

2

given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section 2, notice of any special meeting shall specify the general nature of the business to be transacted, and that no other business may be transacted at such meeting.
If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation.
Section 4.    Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
Section 5.    Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in the preceding Section 4.
When any shareholders’ meeting, either annual or special, is adjourned for forty-five days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.
Section 6.    Voting. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these by-laws then, subject to the provisions of Section 4 of Article V of these by-laws, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be a voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.
If a quorum is present except with respect to election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively constitute a majority of the required quorum) on any matter shall

3

be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.
Section 7.    Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof; provided, however, that unless there has been unanimous approval by those entitled to vote, such written waivers, consents or approvals shall contain a general statement of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
All written waivers of notice, or a consent to the holding of a meeting, or any approval of the minutes shall state the general nature of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any.
Section 8.    Action without Meeting. Directors may be elected without a meeting by a consent in writing, setting forth action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.
Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders

4

of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Unless the consents of all shareholders entitled to vote have been solicited in writing,
(a)    Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Section 16 of Article III, of these by-laws, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and
(b)    Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.
Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2 of Article II of these by-laws.
Unless, as provided in Section 1 of Article V of these by-laws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.
Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.
Section 9.    Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.
A proxy is any written authorization signed by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder.

5

Signed, for the purpose of a proxy, means the placing of the shareholder’s name on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.
Section 10.    Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.
The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
Section 11.    Presiding Officer; Order of Business; Conduct of Meeting.
(a)    Meetings of the shareholders shall be presided over by such person as shall be designated by the board of directors or if no designation is made, then by the chairman of the board of directors, or if there is no chairman of the board of directors, then the president. The secretary of this corporation, or in his absence, an assistant secretary, shall act as secretary of the meeting.
(b)    Subject to the following, meetings of shareholders shall generally follow accepted rules of parliamentary procedure.
(1)    The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure

6

as to any one meeting of shareholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.
(2)    If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.
(3)    The chairman may ask or require that anyone not a bona fide shareholder or proxy holder leave the meeting.
(4)    A resolution or motion shall be only considered for a vote if proposed by a shareholder or duly authorized proxy holder, and seconded by an individual, who is a shareholder or a duly authorized proxy holder, other than the individual who proposed the resolution or motion.
Section 12.    Advance Notice of Shareholder Business and Nominations. Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any duly authorized committee thereof, or (c) by any shareholder of the corporation who is a shareholder of record at the time the notice required by this Section 12 is provided to the secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 12.
For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action under the General Corporation Law. To be timely, a shareholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the secretary of the corporation must set forth:
(a)    as to each person, if any, whom the shareholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act

7

of 1934, as amended, and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(b)    if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (w) a brief description of the business desired to be brought before the meeting, (x) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(c)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (t) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (u) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, (v) any derivative positions with respect to shares of capital stock of the corporation held or beneficially held by or on behalf of such shareholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the corporation by or on behalf of such shareholder and by or on behalf of such beneficial owner, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder and such beneficial owner with respect to shares of capital stock of the corporation, (w) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (x) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (z) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (a) the eligibility of such proposed nominee to serve as a director of the corporation, and (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation.
Notwithstanding anything in this Section 12 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal

8

executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or any duly authorized committee thereof or (b) provided that the board of directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice required by this Section 12 is provided to the secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 12. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice (which shall be in the same form and include the same information as required for a notice nominating a person or persons for election as a director at an annual meeting of shareholders) shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 12, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or a reliable reproduction of the writing at the meeting of shareholders.

9

For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.
Nothing in this Section 12 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended, (and any proposal included in the corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 12) or (b) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the articles of incorporation.

ARTICLE III
Directors
Section 1.    Powers. Subject to limitations of the articles of incorporation and of the General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:
First — To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the by-laws, fix their compensation and require from them security for faithful service.
Second — to conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the by-laws, as they may deem best.
Third — To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, of these by-laws; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, of these by-laws; to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
Fourth — To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful.

10

Fifth — To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
Sixth — By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the board of directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these by-laws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, may have all of the authority of the board, except with respect to:
(i)    the approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;
(ii)    the filling of vacancies on the board or in any committee;
(iii)    the fixing of compensation of the directors for serving on the board or on any committee;
(iv)    the adoption, amendment or repeal of by-laws;
(v)    the amendment or repeal of any resolution of the board;
(vi)    any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and
(vii)    the appointment of other committees of the board or the members thereof.
Section 2.    Number and Qualification of Directors. The number of directors of the corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the articles of incorporation or by a by-law amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by a by-law or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (provided that the shares voting for the change constitute at least a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors.

11

Subject to the foregoing provisions for changing the number of directors, the number of directors of this corporation has been fixed at eight (8).
Section 3.    Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these by-laws with respect to vacancies on the board.
Section 4.    Vacancies. A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The board of directors may also declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.
Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.
The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.
Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
Section 5.    Place of Meeting. Meetings of the board of directors shall be held at any place within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.
Section 6.    Organization Meeting. Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization,

12

election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.
Section 7.    Other Regular Meetings. Until otherwise determined by a majority of the board of directors, other regular meetings of the board of directors shall not be held and, in lieu thereof, special meetings shall be held at such times and places as may be appropriately designated in accordance with Section 8 of Article III of these by-laws.
Section 8.    Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.
Notice of the time and place of special meetings shall be delivered personally or by telephone or telecopier to each director or sent by first-class mail, courier, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed or sent by courier, it shall be deposited in the United States mail or with the courier at least forty-eight (48) hours before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, telecopier or telegram, it shall be given personally or by telephone or telecopier or delivered to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.
The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.
Section 9.    Action Without Meeting. Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.
Section 10.    Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by the General Corporation Law, by the articles of incorporation, or by these by-laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

13

Section 11.    Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him or her, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 12.    Adjournment. A majority of the directors present may adjourn any directors’ meeting to meet again at a stated date, hour and place.
Section 13.    Notice of Adjournment. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another date, time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the date, time and place be fixed at the meeting adjourned.
Section 14.    Compensation. Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the board of directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined by the resolution of the board of directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.
Section 15.    Loans to Officers and Directors. The corporation shall not make any loans of money or property to or guarantee the obligation of (a) any director or officer of the corporation, any director or officer of any of its holding corporations or any director or officer of any of its subsidiary corporations, directly or indirectly, or (b) any person, upon the security of the shares of the corporation or its parent, unless the loan or guaranty is otherwise adequately secured, except by the vote or written consent of the holders of a majority of the outstanding shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer or shareholder.
Section 16.    Indemnification of Agents of the Corporation; Purchase of Liability Insurance.
(a)    Indemnification of Directors, Officers, and Employees. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of the corporation or is or was serving (during such person’s tenure as director, officer or employee) at the request of this corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged

14

action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by this corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits this corporation to provide broader indemnification rights than said law permitted this corporation to provide prior to such amendment), against all expenses, liabilities and loss (including, without limitation, attorneys’ fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section 16 shall be a contract right and shall include the right to be paid by this corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by this corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this Section 16 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The provisions of paragraph (b) or (e) of this Section 16, and not this subsection (a), shall apply to any claim (a “Voluntary Claim”) initiated by a director, officer or employee primarily to obtain personal benefit..
(b)    Procedures for Enforcement. If a claim for indemnity under paragraph (a) of this Section 16 is not paid in full by this corporation within 90 days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by this corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c)    Not Exclusive. The rights conferred in this Section 16 shall not be exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of this corporation.

15

(d)    Other Provisions for Indemnity. In furtherance and not in limitation of the powers conferred by statute:
(1)    this corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not this corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law.
(2)    this corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
(e)    Indemnification of Agents. This corporation may, to the extent authorized from time to time in the discretion of the board of directors, indemnity any agent of this corporation, including advancing the expenses incurred in defending a Proceeding in advance of its final disposition, to any agent of this corporation to the fullest extent of the provisions of this Section or as otherwise permitted with respect to directors, officers and employees of this corporation.
(f)    Indemnification for Voluntary Proceedings. This corporation may, to the extent authorized from time to time in the discretion of the board of directors, indemnity any director, officer, employee or agent of this corporation in connection with a Voluntary Claim, including advancing the expenses incurred in defending in advance of its final disposition, to the fullest extent of the provisions of this Section or as otherwise permitted with respect to directors, officers and employees of this corporation.
Section 17.    Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

ARTICLE IV
Officers
Section 1.    Officers. The officers of the corporation shall be a president, a vice president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant chief financial officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

16

Section 2.    Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.
Section 3.    Subordinate Officers, Etc. The board of directors may appoint, and may empower the chairman of the board or the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine.
Section 4.    Removal and Resignation. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).
Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 5.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.
Section 6.    Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.
Section 7.    President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.
Section 8.    Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated

17

by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the by-laws.
Section 9.    Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.
The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.
Section 10.    Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and board of directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.
Section 11.    Salaries. The salaries for the principal officers of the corporation shall be fixed, from time to time, by the board of directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the corporation.

ARTICLE V
Share and Shares Certificate

18

Section 1.    Record Date. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of of which it is fixed. When a record date is so fixed, only shareholders of record on the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in Section 4 of this Article V.
Section 2.    Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant chief financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the California Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.
Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.
No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Commercial Code.

19

Section 3.    Transfer of Shares. Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, unless under the California Corporate Securities Law of 1968 or the Securities Act of 1933 or otherwise such transfer would be adverse to the best interests of the corporation or unless the corporation has notice of an adverse claim, which may be an adverse claim of the corporation, to the certificate.
Section 4.    Shareholders of Record. Voting by shareholders shall in all cases be subject to the following provisions:
(a)    Subject to clause (g) of this Section 4, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.
(b)    Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.
(c)    Subject to the provisions of Section 705 of the General Corporation Law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
(d)    Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.
(e)    Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.
(f)    Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

20

(g)    Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.
(h)    If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders} have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(i)    If only one votes, such act binds all;
(ii)    If more than one vote, the act of the majority so voting binds all;
(iii)    If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.
If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

ARTICLE VI
Records and Reports
Section 1.    Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.
A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation or who hold at least 1 percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a

21

list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.
Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.
Section 2.    Annual Reports. The board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal or calendar year and at least 15 days, if sent by first class mail, or 30 days, if sent by third class mail, prior to the annual meeting of shareholders. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.
Section 3.    Other Reports. A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, an income statement and a statement of changes in financial position of the corporation for the last fiscal year and a balance sheet of the corporation as of the end of the last fiscal year. The corporation shall use its best efforts to deliver such statement to the person making the request within 30 days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.
The income statements, statement of changes in financial position and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.
Section 4.    Inspection of By-laws. The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such State, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the by-laws as amended to date.

22

Section 5.    Records. This corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office or at such other location as may be convenient for the corporation.
Section 6.    Annual Statement of General Information. The corporation shall, during the period commencing on each July 1st and ending on each December 31st, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in the State of California, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

ARTICLE VII
Miscellaneous
Section 1.    Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.
Section 2.    Contracts, Etc., How Executed. The board of directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the chairman of the board, the president or any vice president, and the secretary, any assistant secretary, the chief financial officer or any assistant chief financial officer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.
Section 3.    Representation of Shares of Other Corporations. The president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers

23

in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
Section 4.    Seal. This corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of this corporation and showing the State of Incorporation.
Section 5.    Fiscal Year. The fiscal year of this corporation shall be fixed by resolution of the board of directors.
Section 6.    Loans. No loans shall be contracted on behalf of this corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors; such authority may be general or confined to specific instances.
Section 7.    Deposits. The board of directors shall select banks, trust companies or other depositories in which all funds of the corporation not otherwise employed shall, from time to time, be deposited to the credit of this corporation.
Section 8.    Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law (the “General Corporation Law”) shall govern the construction of these by-laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VIII
Amendments
Section 1.    Power of Shareholders. New by-laws may be adopted or these by-laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.
Section 2.    Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article VIII to adopt, amend or repeal by-laws, by-laws may be adopted, amended or repealed by the board of directors; provided, however, that the board of directors may adopt a by-law or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these by-laws.

24

CERTIFICATE OF ADOPTION OF AMENDED BY-LAWS
OF ELECTRO RENT CORPORATION
I, the undersigned, do hereby certify:
1.    That I am the duly elected and acting secretary of Electro Rent Corporation, a California corporation (the “Corporation”); and;
2.    That the foregoing by-laws, as amended through April 10, 2014, were adopted as the Corporation’s by-laws by the Corporation’s Board of Directors.
IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 15th day of April, 2014.

/s/ Meryl D. Evans
Name: Meryl D. Evans
Title: Secretary

25